UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

December 15, 2022

EVENTBRITE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation).	(Commission File Number)	(I.R.S. Employer Identification Number)

535 Mission Street, 8th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 692-7779

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EB	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2022, the Board of Directors (the “Board”) of Eventbrite, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended, the “Bylaws”). Among certain other technical, conforming, modernizing and clarifying changes, the amendments contained in the Bylaws:

•

Address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by clarifying that no person may solicit proxies in support of a nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and provide that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

•

Revise the deadline for advance notice of business and director nominations for an annual meeting of stockholders and for director nominations for a special meeting of stockholders where directors will be elected.

•

With respect to advance notice disclosure requirements, require a stockholder proposing business or nominating directors to provide additional information about the stockholder and any candidate the stockholder proposes to nominate for election as a director.

•	Require any candidate for the Board, whether nominated by the Board or a stockholder, to provide certain background information and representations.

•

Require the stockholder to provide additional information regarding the proposed business and any related agreements between the stockholder and any other beneficial holder and related representations, including with respect to any “participant” (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in the solicitation.

•

Revise the existing exclusive forum requirements in the Bylaws to provide that the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for actions, suits or proceedings brought on behalf of or against the Company, and also provide that the federal district courts shall be the exclusive forum for the resolution of any complaint or cause of action arising under the Securities Act of 1933, as amended. The amendments further enable the Company to initiate an action against a stockholder to enforce the exclusive forum requirements should the stockholder sue, or threaten to sue, in another jurisdiction.

The Bylaws are filed herewith as Exhibit 3.1. The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Eventbrite, Inc., as adopted on December 15, 2022.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2022	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer